Exhibit 10.5

Amendment to Employment Agreement
Fuel Tech, Inc. – J.F. Norris Jr.

Amendment No. 1 dated as of February 28, 2007 to the Agreement of February 28, 2006 (the “Agreement”) between Fuel Tech, Inc., a Delaware corporation (the “Company”) of 512 Kingsland Drive, Batavia, Illinois 60510 and John (Johnny) F. Norris Jr. of 2140 Wingate Drive, Delaware, Ohio 43015 (“Employee”).

The Company and the Employee agree, as authorized by the Board of Directors of the Company on February 28, 2007, that the dates of June 30, 2007; July 1, 2007; and July 1, 2007 set out, respectively, in Subsections 1(g), 1(h) and 1(i) of the Agreement, be and they hereby are replaced with the dates of June 30, 2008, July 1, 2008 and July1, 2008.

In witness hereof, the Company and the Employee have each executed this Amendment No. 1 to the Agreement as of the date first written above.